UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2026

Core University Living Real Estate Income Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56849	41-3851473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 N. Kingsbury St.

Chicago, IL 60642

(Address of principal executive offices)

(773) 969-5740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Core University Living Real Estate Income Trust (the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”).

December 1, 2026 Transaction Price

The transaction price as of December 1, 2026 for each of our share classes is equal to such share class’s NAV per share as of October 31, 2026. A calculation of the NAV per share is set forth below.

October 31, 2026 NAV Per Share

Our NAV per share is calculated in accordance with valuation guidelines approved by our board of trustees. Our NAV per share, which is updated as of the last calendar day of each month, is made available to our shareholders on our website at www.culreit.com.

Certain transactions or events may have occurred since October 31, 2026 that could have a material impact on our NAV per share, upon which our transaction price is based. Our total NAV presented in the following tables includes the aggregate NAV of our outstanding common shares. The following table provides a breakdown of the major components of our total NAV as of October 31, 2026 ($ and shares in thousands):

Components of NAV	October 31, 2026
Investments in student housing properties	$309,400
Cash and cash equivalents	10,762
Other assets	1,716
Mortgage indebtedness	(180,400)
Other liabilities	(5,333)
Accrued distributions	(674)
Management fee payable	(54)

Aggregate NAV	$135,417

Number of outstanding common shares	13,267

The following table provides a breakdown of our total NAV and NAV per share by class of common shares as of October 31, 2026 ($ and shares in thousands, except per-share data):

	Class A	Class D	Class E	Class F-D	Class F-I	Class F-S	Class I	Class S	Total
Monthly net asset value	$102,305	$—	$33,112	$—	$—	$—	$—	$—	$135,417
Number of outstanding shares(1)	10,032	—	3,235	—	—	—	—	—	13,267

NAV per share	$10.1980	$—	$10.2367	$—	$—	$—	$—	$—
(1)	Share amounts are rounded to the nearest whole share.

As of October 31, 2026, there were no Class D, Class F-D, Class F-I, Class F-S, Class I or Class S shares outstanding.

For purposes of calculating our NAV, our independent valuation advisor provides us with valuations of our real properties monthly in accordance with our valuation guidelines. Certain key assumptions that were used by the independent valuation advisor in the discounted cash flow analysis are set forth in the following table:

Weighted Average Basis
Exit capitalization rate	5.87%
Discount rate / internal rate of return	7.62%
Average holding period (years)	10

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Increase (Decrease) to the Fair Value of Real Properties
Exit capitalization rate (weighted-average)	0.25% decrease	2.6%
	0.25% increase	-2.5%
Discount rate (weighted-average)	0.25% decrease	1.9%
	0.25% increase	-1.8%

We include no discounts to our NAV for the illiquid nature of our common shares, including the limitations on our shareholders’ ability to have their shares repurchased under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per-share NAV is not derived from the market pricing information of real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets, the sale of our company to a third party or a liquidation of our company; (ii) our common shares would trade at our per share NAV on a national securities exchange; and (iii) a shareholder would be able to realize the per share NAV if such shareholder attempted to sell his or her shares to a third party.

Distributions

The Company declared distributions for each outstanding class of its commons shares in the amount per share set forth below for record holders as of October 31, 2026:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class A	$0.0508	$0.0000	$0.0508
Class D	$0.0000	$0.0000	$0.0000
Class E	$0.0508	$0.0000	$0.0508
Class F-D	$0.0000	$0.0000	$0.0000
Class F-I	$0.0000	$0.0000	$0.0000
Class F-S	$0.0000	$0.0000	$0.0000
Class I	$0.0000	$0.0000	$0.0000
Class S	$0.0000	$0.0000	$0.0000

The net distributions for each class of common shares (which represents the gross distributions less shareholder servicing fees for the applicable class of common shares) are payable to shareholders of record immediately following the close of business on October 31, 2026 and will be paid on or about November 25, 2026. These distributions will be paid in cash or reinvested in shares of the Company’s common shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Core University Living Real Estate Income Trust

Date: November 13, 2026	By:	/s/ Merritt Poole
Merritt Poole
Chief Financial Officer and Treasurer

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